SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

PETROGAS COMPANY

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF SHAREHOLDER ACTION

IN LIEU OF A MEETING

Houston, Texas

July 26, 2017

TO: THE SHAREHOLDERS OF PETROGAS COMPANY (the “Company”)

The purpose of this letter and the enclosed Information Statement is to inform you that shareholders holding a majority of our Voting Stock (as defined in the Information Statement) have executed a written consent in lieu of a meeting to approve the following:

•	To decrease the number of the Company’s total issued and outstanding shares of common stock by conducting a reverse split whereby each one hundred (100) shares of our common stock issued and outstanding will be automatically converted into one (1) share of common stock (100:1 reverse stock split).

The details of the action to be taken pursuant to such written consent are set forth in the accompanying information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING

WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

Huang Yu

Sole Member of the Board

PETROGAS COMPANY

2800 Post Oak Boulevard

Suite 4100

Houston, Texas 77056

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INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement will be mailed on or about July 28, 2017 to the holders of the Common Stock (the “Voting Shareholders”) of PetroGas Company, a Nevada corporation (referred to herein as “we,” “us,” or the “Company”), in connection with the following action taken pursuant to the written consent of the shareholders holding a majority of the voting power of the Company’s outstanding Voting Stock (as defined below) (the “Majority Shareholders”), dated as of July 21, 2017 (the “Written Consent”) authorizing us to:

•	To decrease the number of the Company’s total issued and outstanding shares of common stock by conducting a reverse split whereby each one hundred (100) shares of our common stock issued and outstanding will be automatically converted into one (1) share of common stock (100:1 reverse stock split) (the “Reverse Split”). To avoid the issuance of fractional shares of common stock, the Company will issue an additional share to all holders of fractional shares.

The action to be taken pursuant to the Written Consent shall be taken on or about August 17, 2017, and no earlier than twenty (20) days after the mailing of this Information Statement. Only Voting Shareholders of record at the close of business on July 21, 2017, are being given notice of the action to be taken pursuant to the Written Consent (the “Record Date”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect.

On July 21, 2017, our board of directors (the “Board”) unanimously adopted resolutions authorizing the Reverse Split.

Section 78.320 of the Nevada Revises Statutes provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Reverse Split as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Reverse Split in a timely manner.

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NO APPRAISAL RIGHTS

The holders of shares of the Company’s Capital Stock have no appraisal rights under Nevada law, the Company’s Articles of Incorporation, or the Company’s Bylaws with respect to the Reverse Split.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of Three Hundred Million (300,000,000) shares of common stock, with a par value of $0.001 per share (the “Common Stock”).

As of the Record Date, we have 29,683,931 shares of Common Stock issued and outstanding.

Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the shareholders. The total number of votes able to be cast by all of the outstanding shares of Capital Stock is referred to herein as the “Voting Stock”.

Due to the fact that the shareholders holding at least a majority of the voting rights of all outstanding Voting Stock as of the Record Date have voted in favor of the Reverse Split by the Written Consent; and having sufficient voting power to approve the Reverse Split through their ownership of Voting Stock, no other shareholder consents will be obtained in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the Voting Shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 17, 2017.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The Company does not pay any of its directors for their services as directors. It is possible that management could begin to pay its directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

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ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify all of the Company’s shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.

Who is Entitled to Notice?

Each outstanding share of Capital Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. The shareholders, as of the close of business on the Record Date, that held in the aggregate in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Voting Stock, voted in favor of the Reverse Split.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Reverse Split consists of the vote of the holders of the issued and outstanding shares of our Capital Stock. As of the Record Date, a total of 29,683,931 votes were able to be cast on any matters submitted to the Shareholders.

What Vote is Required to Approve the Reverse Split?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Reverse Split. A majority of the voting power of the outstanding shares of Voting Stock voted in favor of the Reverse Split pursuant to the Written Consent.

What Corporate Matters Did The Majority Shareholders Vote For?

Shareholders holding a majority of the Voting Stock voted in favor of the following:

•	To decrease the number of the Company’s total issued and outstanding shares of common stock by conducting a reverse split whereby each one hundred (100) shares of our common stock issued and outstanding will be automatically converted into one (1) share of common stock (100:1 reverse stock split) (the “Reverse Split”). To avoid the issuance of fractional shares of common stock, the Company will issue an additional share to all holders of fractional shares.

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REVERSE SPLIT

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE SPLIT

The Board of Directors believed that it was in the best interests of the Company to implement the Reverse Split. The Reverse Split will increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

We have no present understandings or agreements that will involve the issuance of capital stock, apart from understandings and agreements disclosed in our filings with the Securities and Exchange Commission. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock.

As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions for the newly authorized but unissued shares that will become available following our Reverse Split.

The effect of the Reverse Split, if any, upon the stock price for our Common Stock cannot be predicted. Further, we cannot assure you that the stock price of our common stock after the Reverse Split will rise in proportion to the decrease in the number of shares of common stock outstanding as a result of the Reverse Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

The principal effect of the Reverse Split will be the decrease in the number of shares of common stock issued and outstanding from approximately 29,683,931 shares as of July 24, 2017, to approximately 296,839 shares. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in the Company or proportionate voting power, except as may result from the issuance or cancellation of shares pursuant to the fractional shares. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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The following chart depicts the approximate capitalization structure of the Company both pre-Reverse Split and post-Reverse Split, excluding the impact of the issuance of an additional share to certain shareholders to avoid fractional shares of common stock:

Pre-Reverse Split

Authorized shares of:	Issued shares	Authorized but unissued
Common Stock 300,000,000	29,683,931	270,316,069

Post-Reverse Split

Authorized shares of:	Issued shares		Authorized but unissued
Common Stock 300,000,000	296,839	(1)	299,703,161	(1)

____________

1.	Approximate number and excludes the impact of the issuance of an additional share to certain stockholders to avoid fractional shares of common stock.

CERTAIN RISKS ASSOCIATED WITH REVERSE SPLIT

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 100). While we expect that the Reverse Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE SPLIT

The overall effect of the Reverse Split may be to render more difficult the consummation of mergers with the Company or the assumption of control by a principal stockholder, and thus make it difficult to remove management.

A possible effect of the Reverse Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of Common Stock.

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The Reverse Split is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Split a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Split will become effective on or about August 17, 2017, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares of Common Stock.

Our transfer agent, Empire Stock Transfer, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares of Common Stock may surrender to the Exchange Agent stock certificates representing pre-Reverse Split shares of Common Stock in exchange for stock certificates representing post-Reverse Split shares of common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, we must notify the Financial Industry Regulatory Authority ("FINRA") by filing an issuer company related action notification form no later than ten (10) days prior to our anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Stockholders should not destroy any stock certificates and should not submit any certificates without a letter of transmittal.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Split. Instead an additional share will be issued to all holders of a fractional share. To the extent any holders of pre-Reverse Split shares are entitled to factional shares as a result of the Reverse Split, the Company will issue an additional share to all holders of fractional shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our Common Stock owned as of July 24, 2017 by all persons (i) by all of our executive officers and directors, (ii) by all of our executive officers and directors as a group and (iii) known to us who own more than 5% of the outstanding number of such shares. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of warrants or stock options exercisable currently or within 60 days of July 24, 2017, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The numbers reflected in the percent owned column is based on 29,683,931 shares of our Common Stock issued and outstanding as of July 24, 2017. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address Of Owner	Shares Beneficially Owned	Percent Owned
All executive officers and directors as a group	None	0%

All beneficial owners owning more than 5%
Rise Fast Limited	22,545,730	75.95%
148 Des Voeux Road Central Amtel Building-Central Office 9th Floor Central, Hong Kong, China

The Board unanimously adopted a resolution approving a decrease in the number of the Company’s total issued and outstanding shares of common stock by conducting a reverse split whereby each one hundred (100) shares of our common stock issued and outstanding will be automatically converted into one (1) share of common stock (100:1 reverse stock split).

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes, shareholders are not entitled to dissenters' rights of appraisal in connection with the Reverse Split.

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SHAREHOLDERS SHARING AN ADDRESS

In accordance with notices to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Information Statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at (832) 899-8597. In addition, any such street-name shareholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “will”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s board of directors recommended approval of the Reverse Split to the Voting Shareholders.

By order of the Board of Directors

Huang Yu
Sole Member of the Board

July __, 2017

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